Exhibit 99.1
FOR IMMEDIATE RELEASE	Contact: Jennifer Spaude, Ph: 507-386-3765

HickoryTech Awarded SOCRATES Contract
Company will provide Internet, Data, and Video Conferencing to Schools and Libraries in 12 Minnesota Counties

MANKATO, Minn. – Feb. 22, 2010 – HickoryTech Corporation (Nasdaq: HTCO) today announced it has been awarded a three-year contract to provide Internet, data, VoIP and video conferencing services to 69 schools and libraries within a distance-learning network spanning across a 12-county region in south central Minnesota.  SOCRATES (South Central Regional Area Telecommunications Systems), a program of the South Central Service Cooperative located in North Mankato, provides learning institutions in south central Minnesota with data and video connectivity that allows for innovative instruction techniques and educational experiences for students and educators.

The contract, which is effective July 1, 2010, totals more than $4 million over three years.  HickoryTech will install, support and manage the telecommunications infrastructure to the schools and libraries in the SOCRATES network with members across south central Minnesota.

“We are very pleased to partner with HickoryTech and have a local company deliver these network services to the south central region,” said Glenn Morris, administrative services director for SOCRATES. Dale Carrison, director of operations for SOCRATES, added, “HickoryTech’s fiber network, combined with its strong support team, will provide us with increased bandwidth and the most cost effective solution for our users.  HickoryTech will help us facilitate increased e-learning opportunities with this solution, an important objective for us.”

“HickoryTech has made significant investments to its statewide fiber network and its business support services,” said John Finke, president and chief executive officer of HickoryTech.  “We understand the importance of reliable data services and increased bandwidth and we’re well suited to offer SOCRATES both.  In addition, our services are backed by our outstanding local support team.  HickoryTech has always been a leader in delivering innovative broadband services to southern Minnesota and winning the SOCRATES business validates our commitment to grow our business services and extend our network throughout Minnesota.”

HickoryTech will partner with Video Guidance, a leading visual communications company in the Upper Midwest, to integrate its “best in breed” video conferencing solution, combining HD video, voice, web, streaming, gateway and bridging services to SOCRATES. “This creative partnership provides the sharpest high-definition visual communications technology in a variety of formats, from desktop to telepresence conferencing,” said Michael Werch, president of Video Guidance. “SOCRATES’ distance learning will be greatly enhanced and become more valuable for students and educators.”

HickoryTech, and its subsidiary Enventis, is the only Minnesota-based company with a statewide fiber network, local phone services, long distance, dedicated Internet services, Ethernet, MPLS, advanced fiber services, hosted voice communications, data center services and equipment sales as a Cisco Gold Certified partner.

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About Video Guidance, Inc.
Founded in 1999, privately held Video Guidance, Inc. provides video conferencing, telepresence and audio visual technologies and services that facilitate natural, visual communication.  Strategic alliances include: Conference Plus, Tandberg (OSLO: TAA.OL), Polycom (NASDAQ: PLCM),
LifeSize, On Stream Media Corporation, Radvision (NASDAQ: RVSN), VBrick, and Accordent.  www.videoguidance.com

About HickoryTech
HickoryTech Corporation (dba HickoryTech and Enventis) is a leading integrated communications provider in the markets it serves.  With headquarters in Mankato, Minn., the corporation has approximately 450 employees and a regional fiber network with facilities-based operations in Minnesota and Iowa.  Enventis serves businesses of all sizes across a five-state region with IP-based voice, data and network solutions.  HickoryTech provides bundled residential and business services including high-speed Internet, Digital TV and voice services in its legacy telecom markets.  The Company trades on the Nasdaq Stock Exchange, symbol: HTCO, and is a member of the Russell 2000 index. For more information, visit www.hickorytech.com.

Forward looking statement
Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. HickoryTech undertakes no obligation to update any of its forward-looking statements, except as required by federal securities.